Exhibit 99.1

ESSA Bancorp, Inc. Announces Fiscal 2023

First Quarter Financial Results

Stroudsburg, PA. – January 25, 2023 — ESSA Bancorp, Inc. (the “Company”) (NASDAQ:ESSA), the holding company for ESSA Bank & Trust (the “Bank”), a $1.9 billion asset financial institution providing full service commercial and retail banking, financial, and investment services in eastern Pennsylvania, today announced financial results for the fiscal first quarter ended December 31, 2022.

Net income was $4.9 million, or $0.50 per diluted share, for the three months ended December 31, 2022, up from $4.6 million, or $0.47 per diluted share, for the three months ended December 31, 2021. Other highlights include:

•	Highest organic first quarter net loan growth in Company history.

•	Net income rose 5.5% from a year earlier.

•	Net interest income after provision for loan losses increased 14.4% from the comparable period in 2021.

•	Total net loans grew 4.8% in fiscal first quarter 2023 from fiscal year-end 2022 and 12.3% year-over- year.

•	Strong quarterly and year-over-year growth in commercial real estate and residential real estate loans.

•	First quarter 2023 net interest margin and net interest spread rose significantly from a year earlier but down slightly from the preceding quarter, as expected due to increased cost of funds.

•	Tangible book value rose to $19.43 per share compared to $19.12 per share at September 30, 2022.

Gary S. Olson, President and CEO, commented: “A very positive first quarter financial performance, led by loan growth, strong credit quality, and expanded yields on interest earning assets, led to significant year-over-year growth of total interest income and record first quarter earnings.

“Operating results reflected the Company’s focus on teamwork, cost-effective digital delivery of services, and proactive interest rate management. Disciplined pricing for both commercial and retail loans have enabled the Company to keep pace with increasing interest rates. We have improved growth and margins remained strong resulting in excellent return on earning assets.

“We are responding to a higher cost of funds, particularly on the additional short term borrowings needed to support loan activity. Although we anticipate this interest expense challenge will continue for some time, we believe first quarter net interest income growth indicated we have been able to grow interest income as interest expense increases.

“In the first quarter, we closed a significant portion of commercial real estate loans in our pipeline. There was continued growth in originating and closing residential mortgages. As has been our practice during the past several quarters, we are retaining most residential mortgages as higher rates have once again made them attractive to hold.

“We are seeing good activity in commercial lending, although inflation concerns and higher rates are prompting caution. Residential mortgage lending is slowing considerably, however, we believe ESSA’s strong, reputation for service and processing will continue to drive originations, fee income and interest income. Importantly, we are focused on maintaining the high level of credit quality that maximizes the value of the revenue generated.”

FISCAL FIRST QUARTER 2023 HIGHLIGHTS

•

For the three months ended December 31, 2022, the Company’s return on average assets and return on average equity were 1.02% and 8.97%, compared with 0.98% and 8.90%, respectively, for the comparable period of fiscal 2022.

•	Net interest income after provision for loan losses increased 14.4% to $15.5 million for the fiscal 2023 first quarter, compared with $13.6 million for the comparable period of fiscal 2022.

•

Asset repricing and growth in a rising rate environment contributed to net interest margin increasing to 3.50% for the first quarter of 2023 compared with 3.03% for the comparable period of fiscal 2022. The net interest rate spread improved to 3.30% for the first quarter of 2023, compared with 2.98% for the first quarter of 2022.

•

Lending activity was highlighted by 14.9% growth in commercial real estate loans to $707.1 million at December 31, 2022 from $615.6 million at December 31, 2021. During the same period, the residential mortgage portfolio increased to $657.2 million from $580.3 million or by 13.3%.

•

Total net loans at December 31, 2022 were $1.50 billion, up 12.3% from $1.34 billion a year earlier, reflecting growth in commercial real estate, construction, residential mortgage and home equity loans.

•

Asset quality remained strong, with a ratio of nonperforming assets to total assets of 0.77% at December 31, 2022 compared to 0.81% at September 30, 2022 and 1.02% at December 31, 2021. The allowance for loan losses to total loans was 1.23% at December 31, 2022, 1.31% at September 30, 2022 and 1.34% at December 31, 2021, respectively.

•	Total deposits were $1.37 billion at December 31, 2022, with lower-cost core deposits (demand, savings and money market accounts) comprising 84.9% of total deposits at December 31, 2022.

•	The Bank continued to demonstrate financial strength, with a Tier 1 leverage ratio of 12.34% at December 31, 2022, exceeding regulatory standards for a well-capitalized institution.

•

Total stockholders’ equity increased to $216.2 million at December 31, 2022 compared with $212.3 million at September 30, 2022 and $207.6 million at December 31, 2021. Tangible book value per share at December 31, 2022 rose to $19.43 from $19.12 at September 30, 2022.

•

Unrealized losses due to rising interest rates in the Company’s available for sale investment securities portfolio were mostly offset by unrealized gains in the Company’s derivative balance sheet hedges.

Fiscal First Quarter Income Statement Review

Total interest income was $18.6 million for the first quarter of fiscal 2023 compared with $14.4 million a year earlier, reflecting an increase in the total yield on average interest earning assets to 4.16% from 3.22%. Average interest earning assets decreased by $1.7 million.

Interest expense was $3.0 million for the first quarter of 2023, compared with $846,000 for the same period in 2022, reflecting increased interest paid on deposits and short term borrowings. The Company’s cost of interest-bearing liabilities increased to 0.86% in the fiscal 2023 first quarter from 0.24% for the same quarter in fiscal 2022.

Net interest income after provision for loan losses for the three months ended December 31, 2022 was $15.5 million compared with $13.6 million for the three months ended December 31, 2021. There was a $150,000 loan loss provision in the 2023 fiscal period compared to no provision for the comparable period in 2022, reflecting loss provisioning commensurate with loan growth.

The net interest margin for three months ended December 31, 2022 was 3.50% compared with 3.03% for the comparable period of fiscal 2022. The net interest rate spread improved to 3.30% in the first quarter of 2023, compared with 2.98% in the first quarter of 2022.

Noninterest income was $1.9 million for the three months ended December 31, 2022, compared with $2.3 million for the three months ended December 31, 2021. The decline in noninterest income during the quarter primarily reflected lower gain on sale of originated residential mortgage loans as the Company retained most of its mortgage production and lower commercial loan swap fees.

Noninterest expense for the first quarter of 2023 was $11.4 million compared to $10.3 million for the comparable quarter in 2022. The increase was due primarily to increases in compensation and employee benefits and professional fees.

Balance Sheet, Asset Quality and Capital Adequacy Review

Total assets were $1.93 billion at December 31, 2022 compared with $1.86 billion at September 30, 2022, respectively. The increase of $65.4 million, or 3.5% primarily reflects the growth in total net loans outstanding.

Total net loans were $1.50 billion at December 31, 2022, up from $1.44 billion at September 30, 2022. Residential real estate loans were $657.2 million at December 31, 2022, compared to $623.4 million at September 30, 2022 as the Company retained originated mortgages in light of higher yields. Indirect auto loans declined by $1.2 million during the three months ended December 31, 2022, reflecting expected runoff of the portfolio.

Commercial real estate loans increased to $707.1 million at December 31, 2022 compared with $678.8 million at September 30, 2022. Commercial loans (primarily commercial and industrial) were $45.0 million, compared with $38.2 million at September 30, 2022. Loans to states and political subdivisions were $39.3 million at December 31, 2022 compared to $40.4 million at September 30, 2022.

Total deposits were $1.37 billion at December 31, 2022 compared with $1.38 billion at September 30, 2022. Core deposits (demand accounts, savings and money market) were $1.2 billion, or 84.9% of total deposits, at December 31, 2022. Noninterest bearing demand accounts were $293.0 million, up 1.0% from September 30, 2022. Interest bearing demand accounts declined $37.1 million to $320.4 million from September 30, 2022. Money market accounts were $365.1 million at December 31, 2022, down 9.2% from September 30, 2022. Certificates of deposit increased 54.7% to $206.8 million at December 31, 2022 compared to September 30, 2022. Total borrowings increased to $305.6 million at December 31, 2022 from $230.8 million at September 30, 2022.

Nonperforming assets were $14.8 million, or 0.77% of total assets at December 31, 2022 compared to $15.1 million or 0.81% at September 30, 2022 and $19.1 million or 1.02% of total assets at December 31, 2021. The allowance for loan losses to total loans was 1.23% at December 31, 2022 compared to 1.31% at September 30, 2022 and 1.34% at December 31, 2021.

The Bank continued to demonstrate financial strength with a Tier 1 leverage ratio of 12.34% at December 31, 2022, exceeding regulatory standards for a well-capitalized institution. Total stockholders’ equity increased $3.8 million to $216.2 million at December 31, 2022, from $212.3 million at September 30, 2022, primarily reflecting net income growth, offset in part by dividends paid to shareholders and other comprehensive loss. Tangible book value per share at December 31, 2022 was $19.43 compared to $19.12 at September 30, 2022.

About the Company: ESSA Bancorp, Inc. is the holding company for its wholly owned subsidiary, ESSA Bank & Trust, which was formed in 1916. The Company has total assets of $1.9 billion and has 21 community offices throughout the Lehigh Valley, Greater Pocono, Scranton/Wilkes-Barre, and suburban Philadelphia areas. ESSA Bank & Trust offers a full range of commercial and retail financial services, asset management and trust services, investment services through Ameriprise Financial Institutions Group and insurance benefit services through ESSA Advisory Services, LLC. ESSA Bancorp Inc. stock trades on the NASDAQ Global Market (SM) under the symbol “ESSA.”

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including compliance costs and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity, and the Risk Factors disclosed in our annual, quarterly and current reports. In addition, the COVID-19 pandemic continues to have an adverse impact on the Company, its customers and the communities it serves.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FINANCIAL TABLES FOLLOW

ESSA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	December 31, 2022	September 30, 2022
	(dollars in thousands)
ASSETS
Cash and due from banks	$22,360	$19,970
Interest-bearing deposits with other institutions	6,412	7,967

Total cash and cash equivalents	28,772	27,937
Investment securities available for sale, at fair value	205,188	208,647
Investment securities held to maturity, at amortized cost	56,025	57,285
Loans receivable (net of allowance for loan losses of $18,741 and $18,528)	1,504,400	1,435,783
Regulatory stock, at cost	17,104	14,393
Premises and equipment, net	13,105	13,126
Bank-owned life insurance	38,431	38,240
Foreclosed real estate	26	29
Intangible assets, net	234	281
Goodwill	13,801	13,801
Deferred income taxes	5,091	5,375
Derivative and hedging assets	22,510	24,481
Other assets	22,542	22,439

TOTAL ASSETS	$1,927,229	$1,861,817

LIABILITIES
Deposits	$1,369,984	$1,380,021
Short-term borrowings	305,582	230,810
Advances by borrowers for taxes and insurance	12,358	11,803
Derivative and hedging liabilities	8,371	9,176
Other liabilities	14,756	17,670

TOTAL LIABILITIES	1,711,051	1,649,480

STOCKHOLDERS’ EQUITY
Common stock	181	181
Additional paid-in capital	182,182	182,173
Unallocated common stock held by the
Employee Stock Ownership Plan (“ESOP”)	(6,349)	(6,462)
Retained earnings	142,542	139,139
Treasury stock, at cost	(99,401)	(99,800)
Accumulated other comprehensive loss	(2,977)	(2,894)

TOTAL STOCKHOLDERS’ EQUITY	216,178	212,337

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,927,229	$1,861,817

ESSA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,
	2022	2021
	(dollars in thousands, except per share data)
INTEREST INCOME
Loans receivable, including fees	$16,085	$13,259
Investment securities:
Taxable	2,091	1,011
Exempt from federal income tax	11	19
Other investment income	432	119

Total interest income	18,619	14,408

INTEREST EXPENSE
Deposits	2,001	846
Short-term borrowings	958	—

Total interest expense	2,959	846

NET INTEREST INCOME	15,660	13,562
Provision for loan losses	150	—

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	15,510	13,562

NONINTEREST INCOME
Service fees on deposit accounts	799	783
Services charges and fees on loans	367	417
Loan swap fees	2	147
Unrealized (loss) gains on equity securities	2	1
Trust and investment fees	402	426
Gain on sale of loans, net	—	219
Earnings on bank-owned life insurance	191	193
Insurance commissions	146	147
Other	6	(5)

Total noninterest income	1,915	2,328

NONINTEREST EXPENSE
Compensation and employee benefits	6,740	6,334
Occupancy and equipment	1,046	1,094
Professional fees	1,243	695
Data processing	1,179	1,180
Advertising	186	93
Federal Deposit Insurance Corporation (“FDIC”) premiums	188	164
Amortization of intangible assets	47	66
Other	805	678

Total noninterest expense	11,434	10,304

Income before income taxes	5,991	5,586
Income taxes	1,125	973

NET INCOME	$4,866	$4,613

Earnings per share:
Basic	$0.50	$0.47
Diluted	$0.50	$0.47
Dividends per share	$0.15	$0.12

	For the Three Months Ended December 31,
	2022	2021
	(dollars in thousands, except per share data)
CONSOLIDATED AVERAGE BALANCES:
Total assets	$1,892,146	$1,871,218
Total interest-earning assets	1,776,582	1,778,273
Total interest-bearing liabilities	1,368,672	1,370,327
Total stockholders’ equity	215,146	205,528
PER COMMON SHARE DATA:
Average shares outstanding—basic	9,696,856	9,759,249
Average shares outstanding—diluted	9,705,673	9,771,546
Book value shares	10,401,870	10,489,391
Net interest rate spread:	3.30%	2.98%
Net interest margin:	3.50%	3.03%

Contact:	Gary S. Olson, President & CEO
Corporate Office:	200 Palmer Street Stroudsburg, Pennsylvania 18360
Telephone:	(570) 421-0531